UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 5, 2012

EMMIS COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-23264	35-1542018
(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE,
SUITE 700, INDIANAPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

317-266-0100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Local Programming and Marketing Agreement

On April 26, 2012, a subsidiary of Emmis Communications Corporation (“Emmis”) entered into a Local Programming and Marketing Agreement (the “LMA”) with New York AM Radio, LLC (“Programmer”) pursuant to which, commencing April 30, 2012, Programmer will purchase from Emmis the right to provide programming on radio station WRKS(FM), 98.7FM, New York, NY (the “Station”) until August 31, 2024, subject to certain conditions.  Disney Enterprises, Inc., the parent company of Programmer, has guaranteed the obligations of Programmer under the LMA.  Emmis’ subsidiary will retain ownership of the Station during the term of the LMA and will receive an annual fee from Programmer of $8,435,000 for the first year of the term under the LMA, which fee will increase by 3.5% each year thereafter until the LMA’s termination.  Emmis’ subsidiary plans to assign the LMA to a special-purpose subsidiary (the “Financing Subsidiary”) in connection with the funding of the Note under the Participation Agreement, each as described below.

This summary of terms of the LMA is not complete and is qualified in its entirety by the terms and conditions of the LMA, which is filed with this report as Exhibit 10.1.

Participation Agreement

On April 26, 2012, the Financing Subsidiary and a subsidiary of the Financing Subsidiary which was formed to hold the Federal Communications Commission license (the “FCC License”) for the Station (the “License Subsidiary”) entered into a Participation Agreement (the “Participation Agreement”) with Wells Fargo Bank Northwest, National Association (the “Holder”) and Teachers Insurance and Annuity Association of America (“TIAA”).  Pursuant to the Participation Agreement, the Holder will sell to TIAA a 100% participation interest in a 4.10% promissory note to be issued, jointly and severally, by the Financing Subsidiary and the License Subsidiary  in the principal amount of $82.5 million (the “Note”).  The Note will mature on August 1, 2024 and will bear interest at a rate equal to 4.10% per annum.  The Note will be secured by, among other things, an equity pledge agreement, a security agreement and assignment of certain agreements to the Holder.  As evidence of TIAA’s purchase of the participation interest in the Note, TIAA will receive a Pass-Through Certificate which entitles TIAA to receive payments made under the Note.  In its capacity as the trustee, the Holder will receive fees and expenses for undertaking certain obligations related to the Note.  The net proceeds from the Note will be used by the Financing Subsidiary to pay transaction expenses and to pay a dividend to certain Emmis entities for purposes of debt reduction and general corporate purposes.  Emmis anticipates that approximately $75 million of such net proceeds will be used to repay indebtedness under the senior credit agreement of Emmis Operating Company, including all amounts then outstanding under its revolver.

In connection with entry into the Participation Agreement, certain subsidiaries of Emmis (the “Contributors”) plan to contribute the assets (including the FCC License ) to the Financing Subsidiary and the License Subsidiary.  Upon receipt of a final order from the Federal Communications Commission relating to the transfer of the FCC License, the Contributors will contribute the relevant assets of the Station (the “Station Assets”) and the FCC License pursuant to certain contribution agreements entered into in connection with the Participation Agreement.  Upon the contribution of the Station Assets, the Financing Subsidiary and the License Subsidiary will issue the Note.  In connection with the financing of the Station Assets by the Financing Subsidiary, Emmis will agree to act as manager of the Station Assets and provide certain indemnities pursuant to a management agreement entered into in connection with the Participation Agreement.  The funding of the Note is subject to certain conditions and is expected to occur on or about May 31, 2012.

This summary of terms of the Participation Agreement is not complete and is qualified in its entirety by the terms and conditions of the Participation Agreement, which is filed with this report as Exhibit 10.2.

Asset Purchase Agreement

On April 5, 2012, certain of the Contributors entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with YMF Media LLC (the “Purchaser”).  Yucaipa Corporate Initiatives Fund II, L.P., Yucaipa Corporate Initiatives (Parallel) Fund II, L.P., Fortress Credit Funding I, LP., Drawbridge Special Opportunities Fund Ltd. and CF ICBC LLC agreed to guarantee certain obligations of the Purchaser under the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, the Contributors agreed to sell certain intellectual property rights to the Purchaser, and the Purchaser agreed to also assume certain liabilities of the Contributors, in the event the Contributors commence broadcasting ESPN programming on the Station under a Local Programming and Marketing Agreement (as described above).  The purchase price is $10,000,000 (payable on the earlier of the consummation of the disposition of KBLX-FM, 102.9FM, Berkeley, CA, or  December 31, 2012), plus quarterly earn-out payments, if any, equal to 15% of the incremental gross revenue over a three-year period in excess of calendar 2011 gross revenues attributable to radio station WBLS(FM), 107.5FM, New York, NY.   The assets that will be sold to the Purchaser include intellectual property rights used or held for use by the Contributors exclusively in the business or operation of the Station, and all assignable registrations, applications, renewals, issuances, extensions, restorations and reversions for, in respect of or relating to the Intellectual Property.  The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnities.

The transactions contemplated by the Asset Purchase Agreement become effective on May 7, 2012, which is the fifth business day (or earlier if mutually agreed by the parties to the Asset Purchase Agreement) following the date on which the Contributors will commence broadcasting on the Station under a Local Programming and Marketing Agreement (as described above), subject to certain conditions.

This summary of terms of the Asset Purchase Agreement is not complete and is qualified in its entirety by the terms and conditions of the Asset Purchase Agreement, which is filed with this report as Exhibit 10.3.

Item 7.01.   Regulation FD Disclosure.

On April 26, 2012, Emmis issued a press release announcing the transactions described above. A copy of the press release is furnished herewith as Exhibit 99.1.

The following table summarizes certain operating results for the Station for the three years ended February 29, 2012:

All numbers in 000’s.	For the year ended February 28 (29),
	2010	2011	2012
		a	a
Net revenues	$ 16,621	$ 14,510	$ 11,276
Station operating expenses, excluding depreciation and amortization expense	10,062	9,481	10,279
Restructuring charge	236	-	-
Depreciation and amortization	125	125	125
Impairment loss	9,193	-	-
Operating income (loss)	(2,995)	4,904	872

Item 8.01.   Other Events.

Sixth Amendment to Credit Agreement

On April 26, 2012, Emmis and certain of its subsidiaries entered into an amendment of their senior secured credit facility to allow for the entry into the agreements and consummation of the transactions described above.

This summary of terms of the amendment is not complete and is qualified in its entirety by the terms and conditions of the agreement.

Second Amendment to Note Purchase Agreement

On April 26, 2012, Emmis entered into an amendment of the Note Purchase Agreement with Zell Credit Opportunities Master Fund, L.P. to allow for the entry into the agreements and consummation of the transactions described above.

This summary of terms of the amendment is not complete and is qualified in its entirety by the terms and conditions of the agreement.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

10.1	Local Programming and Marketing Agreement, dated as of April 26, 2012, between Emmis Radio License Corporation of New York and New York AM Radio, LLC.

10.2
Participation Agreement, dated as of April 26, 2012, among Emmis New York Radio LLC, Emmis New York Radio License LLC, Wells Fargo Bank Northwest, National Association and Teachers Insurance and Annuity Association of America.

10.3	Asset Purchase Agreement, dated as of April 5, 2012, among Emmis Radio, LLC, Emmis Radio License Corporation of New York, YMF Media LLC and certain other parties thereto.

99.1	Press Release dated April 26, 2012 of Emmis Communications Corporation.

Note: Certain statements included in this Report on Form 8-K which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
• general economic and business conditions;
• fluctuations in the demand for advertising and demand for different types of advertising media;
• our ability to service our outstanding debt;
• increased competition in our markets and the broadcasting industry;
• our ability to attract and secure programming, on-air talent, writers and photographers;
• inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
• increases in the costs of programming, including on-air talent;
• inability to grow through suitable acquisitions;

• changes in audience measurement systems
• new or changing regulations of the Federal Communications Commission or other governmental agencies;
• competition from new or different technologies;
• war, terrorist acts or political instability; and
• other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 26, 2012

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
Name: J. Scott Enright
Title: Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description

10.1	Local Programming and Marketing Agreement, dated as of April 26, 2012, between Emmis Radio License Corporation of New York and New York AM Radio, LLC.

10.2
Participation Agreement, dated as of April 26, 2012, among Emmis New York Radio LLC, Emmis New York Radio License LLC, Wells Fargo Bank Northwest, National Association and Teachers Insurance and Annuity Association of America.

10.3	Asset Purchase Agreement, dated as of April 5, 2012, among Emmis Radio, LLC, Emmis Radio License Corporation of New York, YMF Media LLC and certain other parties thereto.

99.1	Press Release dated April 26, 2012 of Emmis Communications Corporation.